Exhibit 99.1

Atomera Provides First Quarter 2019 Results

LOS GATOS, Calif. May 1, 2019 Atomera Incorporated (NASDAQ: ATOM), a semiconductor materials and intellectual property licensing company focused on deploying its proprietary technology into the semiconductor industry, today provided a corporate update and announced financial results for the first quarter ended March 31, 2019.

Company Highlights

•	Announced a 50% performance improvement for 5V analog devices using MST as detailed in a contemporaneous release
•	Increased total number of engagements to 22 at 17 customers
•	Continued to recognize license revenue from integration licenses

Management Commentary

“Atomera achieved major technical performance breakthroughs this past quarter that have the potential to significantly accelerate our business,” said Scott Bibaud, President and CEO. “We will be using these results to aggressively build our customer engagements and license opportunities.”

First Quarter 2019 Financial Results

During the first quarter of 2019, revenue was $71,000, compared with no revenue in the first quarter of 2018. The Company incurred a net loss of $3.5 million, or ($0.24) per basic and diluted share, in the first quarter of 2019, compared to a net loss of $3.0 million, or ($0.26) per basic and diluted share, for the first quarter of 2018. Adjusted EBITDA (a non-GAAP financial measure) in the first quarter of 2019 was a loss of $2.9 million compared to an adjusted EBITDA loss of $2.6 million in the first quarter of 2018.

The Company had $15.1 million in cash and cash equivalents as of March 31, 2019, compared to $18.9 million as of December 31, 2018.

The total number of shares outstanding was 15.3 million as of March 31, 2019.

First Quarter 2019 Results Conference Call and Webcast

Atomera will host a conference call today to discuss its financial results and recent progress.

Date: Wednesday, May 1, 2019

Time: 2:00 p.m. PT (5:00 p.m. ET)

Phone: (844) 263-8318 (domestic); +1 (213) 358-0960 (international)

Replay: Available until May 8, 2019; (855) 859-2056 (domestic); +1(404) 537-3406 (international); passcode 4966015.

Webcast: Accessible at www.atomera.com

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Note about NonGAAP Financial Measures

In addition to the unaudited results presented in accordance with generally accepted accounting principles, or GAAP, in this press release, Atomera presents adjusted EBITDA, which is a nonGAAP financial measure. Adjusted EBITDA is determined by taking net loss and eliminating the impacts of interest, depreciation, amortization and stockbased compensation. Our definition of adjusted EBITDA may not be comparable to the definitions of similarlytitled measures used by other companies. We believe that this nonGAAP financial measure, viewed in addition to and not in lieu of our reported GAAP results, provides useful information to investors by providing a more focused measure of operating results. This metric is used as part of the Company's internal reporting to evaluate its operations and the performance of senior management. A table reconciling this measure to the comparable GAAP measure is available in the accompanying financial tables below.

About Atomera Incorporated

Atomera Incorporated has developed Mears Silicon Technology™ ("MST®"), which increases performance and power efficiency in semiconductor transistors. MST can be implemented using equipment already deployed in semiconductor manufacturing facilities and is complementary to other nanoscaling technologies already in the semiconductor industry roadmap.

Safe Harbor

This press release contains forwardlooking statements concerning Atomera Incorporated, including statements regarding the prospects for the semiconductor industry generally and the ability of our MST technology to significantly improve semiconductor performance. Those forwardlooking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially. Among those factors are: (1) the fact that, to date, we have only recognized minimal engineering services and licensing revenues and we have not yet commenced principal revenue producing operations or entered into a definitive royalty-based manufacturing and distribution license agreement with regard to our MST technology, thus subjecting us to all of the risks inherent in an early-stage enterprise; (2) risks related to our ability to advance the licensing arrangements with our initial integration licensees, Asahi Kasei Microdevices and STM Microelectronics, to royalty-based manufacturing and distribution licenses or our ability to add other licensees; (3) risks related to our ability to raise sufficient capital, as and when needed, to pursue the further development, licensing and commercialization of our MST technology; (4) our ability to protect our proprietary technology, trade secrets and knowhow and (5) those other risks disclosed in the section "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March 11, 2019. We caution readers not to place undue reliance on any forwardlooking statements. We do not undertake, and specifically disclaim any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

-- Financial Tables Follow --

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Atomera Incorporated

Condensed Balance Sheets

(in thousands, except per share data)

	March 31,	December 31,
	2019	2018
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$15,137	$18,933
Accounts receivable	–	185
Unbilled contracts receivable	50	–
Prepaid expenses and other current assets	369	170
Total current assets	15,556	19,288

Property and equipment, net	88	56
Operating lease right-of-use asset	263	–
Security deposit	13	13

Total assets	$15,920	$19,357

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$242	$348
Accrued expenses	272	224
Accrued payroll related expenses	212	984
Current operating lease liability	138	–
Deferred revenue	34	55
Total current liabilities	898	1,611

Long term operating lease liability	116	–

Total liabilities	1,014	1,611

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, authorized 2,500 shares; none issued and outstanding at March 31, 2019 and December 31, 2018.	–	–
Common stock, $0.001 par value, authorized 47,500 shares; 15,332 and 15,034 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively.	15	15
Additional paid-in capital	140,387	139,693
Accumulated deficit	(125,496)	(121,962)
Total stockholders’ equity	14,906	17,746

Total liabilities and stockholders’ equity	$15,920	$19,357

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Atomera Incorporated

Condensed Statements of Operations

(Unaudited)

(in thousands, except per share data)

	Three Months ended March 31,
	2019	2018
Revenue	$71	$–
Cost of revenue	–	–
Gross margin	71	–

Operating expenses
Research and development	2,127	1,690
General and administrative	1,321	1,203
Selling and marketing	247	246
Total operating expenses	3,695	3,139

Loss from operations	(3,624)	(3,139)

Other income
Interest income	90	47
Total other income	90	47

Net loss	$(3,534)	$(3,092)

Net loss per common share, basic and diluted	$(0.24)	$(0.26)

Weighted average number of common shares outstanding, basic and diluted	14,782	12, 041

Atomera Incorporated

Reconciliation to Non-GAAP EBITDA

(Unaudited)

	Three Months Ended March 31,
	2019	2018

Net loss (GAAP)	$(3,534)	$(3,092)
Add (subtract) the following items:
Interest income	(90)	(47)
Depreciation and amortization	10	8
Stock-based compensation	694	545
Adjusted EBITDA (non-GAAP)	$(2,920)	$(2,586)

Investor Contact:

Bishop IR

Mike Bishop

(415) 894-9633

investor@atomera.com

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